UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: July 10, 2017

Tempus Applied Solutions Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-201424	47-2599251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

471 McLaws Cir. Williamsburg, Virginia	23185
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 875-7779

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other events.

Between July 3, 2017 and July 7, 2017, the Company issued an aggregate of 812,500 shares of common stock to certain holders of Series A Warrants who exercised their rights to purchase shares. These shares were registered for sale by the holders pursuant to the prospectus (the “Prospectus”) filed under Rule 424(b)(3) on April 14, 2017, under the Securities Act of 1933, as amended (the “Securities Act”) (Registration No. 333-206527).

Prior to these warrant exercises, we had 16,530,234 shares of common stock issued and outstanding and 2,300,000 Series A Warrants that were issued and outstanding. Following these warrant exercises, the number of shares of common stock issued and outstanding is 17,342,734, and the number of Series A Warrants outstanding is 1,487,500.

The exercise of 812,500 Series A Warrants resulted in $65,000 of proceeds to the Company based on their exercise price of $0.08 per warrant.

The number of shares of A Warrants exercised by each shareholder is set forth in the table below:

Name of security holder	Number of Series A Warrants held prior to exercise	Number of Series A Warrants exercised for shares of common stock	Number of Series A Warrants held after exercise
Hudson Bay Master Fund, Ltd.	912,500	250,000	662,500
Empery Asset Master, Ltd.	205,733	205,733	-
Empery Tax Efficient, LP	151,867	151,867	-
Empery Tax Efficient II, LP	204,900	204,900	-
Others	825,000	-	825,000
Total	2,300,000	812,500	1,487,500

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC.

Date: July 10, 2017	By:	/s/ Johan Bergendorff
	Name:	Johan Bergendorff
	Title:	Chief Financial Officer

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